UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2006
ORIENTAL FINANCIAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Group Center
Professional Offices Park
997 San Roberto Street, 10th Floor
San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The Board of Directors of Oriental Financial Group Inc. (the “Company”) today announced the appointment of Norberto González (age 47) as the Company’s Chief Financial Officer. Mr. González will have the title of Executive Vice President of Risk Management and Chief Financial Officer.
     Mr. González has served as the Company’s Executive Vice President of Risk Management since 2003. Prior to joining the Company, Mr. González was Executive Vice President and Risk Management Director of Banco Bilbao Vizcaya Argentaria in Puerto Rico. Mr. González is a Certified Public Accountant and a member of the Puerto Rico Society of Certified Public Accountants and the American Institute of Certified Public Accountants. He also has a Juris Doctor degree.
     There has been no transaction or series of similar transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be made a party, in which the amount involved exceeds $60,000 and in which Mr. González or any member of his immediate family had or will have a direct or indirect material interest.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: July 19, 2006	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
Secretary of the Board of Directors